Exhibit (h)(4)(v)

Amendment No. 5

To

Transfer Agency Agreement

This Amendment No. 5 To Transfer Agency Agreement, executed as of December 14, 2018 (“Amendment No. 5”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Baillie Gifford Funds (the “Investment Company”), on its own behalf and on behalf of each series of the Investment Company listed on Schedule B to the Amended Agreement (as defined below), in its individual and separate capacity.

Background

BNYM and the Investment Company previously entered into the Transfer Agency Agreement, dated as of September 1, 2014 (“Original Agreement”), Amendment Agreement, dated as of July 20, 2016, Amendment No. 1 To Transfer Agency Agreement effective as of August 4, 2017, Amendment No. 2 to Transfer Agency Agreement dated as of February 20, 2018, and Amendment No. 4 To Transfer Agency Agreement dated as of September 28, 2018 but effective as of June 30, 2018 (collectively, the “Current Agreement”).  The parties wish to amend the Current Agreement as set forth in this Amendment No. 5.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                      Modifications to Current Agreement.  The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to Amendment No. 5, executed as of December 14, 2018, between BNYM and the Investment Company.

2.                                      Adoption of Amended Agreement by New Fund.  The Fund that has been added to Schedule B by virtue of this Amendment No. 5 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 5, it becomes and is a party to the Current Agreement as amended by this Amendment No. 5 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 5 as it has in the Current Agreement.

3.                                      Remainder of Current Agreement.  Except as specifically modified by this Amendment No. 5, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.                                      Governing Law.  The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 5.

5.                                      Entire Agreement.  This Amendment No. 5 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.                                      Facsimile Signatures; Counterparts.     This Amendment No. 5 may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 5 or of executed signature pages to this Amendment No. 5 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 5.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Michael Keenan

Name:	Michael Keenan

Title:	Director

Baillie Gifford Funds
On its own behalf and on behalf of each Fund, each in its individual capacity, and not on behalf of any other Fund

By:	/s/ Julie Paul

Name:	Julie Paul

Title:	Vice President

SCHEDULE B

(Dated: December 14, 2018)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Agreement dated as of September 1, 2014 between BNY Mellon Investment Servicing (US) Inc. and Baillie Gifford Funds.

Portfolios

The International Equity Fund:

The International Equity Fund — Institutional Class

The International Equity Fund Class 2

The International Equity Fund Class 3

The International Equity Fund Class 4

The International Equity Fund Class 5

The International Equity Fund Class K

The International Choice Fund:

The International Choice Fund Class 2

The International Choice Fund Class 3

The International Choice Fund Class 4

The International Choice Fund Class 5

The EAFE Fund:

The EAFE Fund — Institutional Class

The EAFE Fund Class 2

The EAFE Fund Class 3

The EAFE Fund Class 4

The EAFE Fund Class 5

The EAFE Fund Class K

The EAFE Choice Fund:

The EAFE Choice Fund — Institutional Class

The EAFE Choice Fund Class 2

The EAFE Choice Fund Class 3

The EAFE Choice Fund Class 4

The EAFE Choice Fund Class 5

The EAFE Choice Fund Class K

The EAFE Pure Fund:

The EAFE Pure Fund — Institutional Class

The EAFE Pure Fund Class 2

The EAFE Pure Fund Class 3

The EAFE Pure Fund Class 4

The EAFE Pure Fund Class 5

The EAFE Pure Fund Class K

The Emerging Markets Fund:

The Emerging Markets Fund — Institutional Class

The Emerging Markets Fund Class 2

The Emerging Markets Fund Class 3

The Emerging Markets Fund Class

The Emerging Markets Fund Class 5

The Emerging Markets Fund Class K

The Global Alpha Equity Fund:

The Global Alpha Equity Fund — Institutional Class

The Global Alpha Equity Fund Class 2

The Global Alpha Equity Fund Class 3

The Global Alpha Equity Fund Class 4

The Global Alpha Equity Fund Class 5

The Global Alpha Equity Fund Class K

The U.S. Equity Growth Fund:

The U.S. Equity Growth Fund — Institutional Class

The U.S. Equity Growth Fund Class K

The Long Term Global Growth Equity Fund:

The Long Term Global Growth Equity Fund — Institutional Class

The Long Term Global Growth Equity Fund Class 2

The Long Term Global Growth Equity Fund Class 3

The Long Term Global Growth Equity Fund Class 4

The Long Term Global Growth Equity Fund Class 5

The Long Term Global Growth Equity Fund Class K

The Asia Ex Japan Fund:

The Asia Ex Japan Fund — Institutional Class

The Asia Ex Japan Fund — Class K

The Positive Change Equity Fund:

The Positive Change Equity Fund — Institutional Class

The Positive Change Equity Fund Class K

The Global Select Equity Fund:

The Global Select Equity Fund — Institutional Class

The Global Select Equity Class K

The International Concentrated Growth Fund:

The International Concentrated Growth Fund — Institutional Class

The International Concentrated Growth Fund Class K

The Multi Asset Fund: *

The Multi Asset Fund — Institutional Class *

The Multi Asset Fund Class K *

The International Smaller Companies Fund:

The International Smaller Companies Fund — Institutional Class**

The International Smaller Companies Fund Class K**

* Services expected to commence November 29, 2018.

** Services expected to commence December 14, 2018.